Exhibit 10.24.1

From:	CONSTELLIUM ISSOIRE

rue Yves Lamourdedieu Zl les Listes,

63500 Issoire, France

CONSTELLIUM NEUF BRISACH

ZIP Rhénane Nord, RD 52,

68600 Bleshelm, France

(together the “Borrowers”)

CONSTELLIUM HOLDCO II B.V.

Tupolevlaan 41-61,

1119 NW Schipol-Rijk, The Netherlands

(the “Parent Company”)

To:	FACTOFRANCE

Tour D2, 17 bis place des Reflets

92988 Paris-La Défense Cedex, France

(the “Agent”)

The financial institutions listed in the Inventory Financing Facility Agreement (as defined below) (the “Original Lenders”)

Paris, on 29 March 2018

Dear Sir or Madam,

Second Amendment to the Inventory Financing Facility Agreement (the “Amendment”)

We refer to the inventory financing credit facility agreement entered into on 21 April 2017 between Constellium Neuf Brisach and Constellium Issoire as borrowers, Constellium Holdco II B.V. as parent company and guarantor, Factofrance as agent, arranger and original lender, Credit Suisse International as original lender, BNP Paribas as original lender and Deutsche Bank AG, London Branch as original lender, as amended on 13 June 2017 (the “Inventory Financing Facility Agreement”).

Unless otherwise defined herein, capitalized terms defined in the Inventory Financing Facility Agreement shall have the same meaning when used in this letter.

On 13 June 2017, as security for its obligations under the Inventory Financing Facility Agreement, Constellium Issoire, the Agent and the Original Beneficiaries (as such term is defined therein) entered into (i) an inventory pledge agreement with dispossession (the “Initial Constellium Issoire Pledge Agreement With Dispossession”) and (ii) an inventory pledge agreement without dispossession (the “Initial Constellium Issoire Pledge Agreement Without Dispossession”).

Since the entry into the Initial Constellium Issoire Pledge Agreement With Dispossession and the Initial Constellium Issoire Pledge Agreement Without Dispossession, Constellium Issoire has made some modifications to certain of its warehouses the inventory of which was pledged under the Initial Constellium Issoire Pledge Agreement Without Dispossession. Due to these modifications, the

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inventory located in those warehouses (the “New With Dispossession Warehouses”) can now be pledged with dispossession. As a result, Constellium Issoire now requests that that the inventory located in the New With Dispossession Warehouses be now pledged with dispossession to the Finance Parties, which would allow to increase the Borrowing Base Value applicable to Constellium Issoire.

In this context, we hereby request you to agree to:

i.	replace the definition of “Eligible Inventory” of the Inventory Financing Facility Agreement with the following provisions:

“Eligible Inventory” means. In respect of any Borrower, aluminium raw material, slabs and billets, semi-finished goods and finished goods which fulfil the following criteria:

a)	they are located in the Warehouse of such Borrower;

b)	with respect to slabs and billets, semi-finished goods and finished goods only, they are Ordered Products;

c)	they are free from any pledge, lien (privilege), retention of title or any other Security (except under the Security Documents); and

d)

in case of enforcement of the Finance Parties’ rights under the Security Documents, the Finance Parties are entitled to sell such material or goods without infringing any applicable intellectual property rights in relation to such material or goods.”;

ii.	replace the definition of “Escrow Agent Certificate” of the Inventory Financing Facility Agreement with the following provisions;

“Escrow Agent Certificate” means, in respect of any Borrower, any escrow agent certificate (certificat de tierce détention) as defined in each Inventory Pledge Agreement With Dispossession entered into by such Borrower.”;

iii.	replace the definition of “Inventory Pledge Agreement With Dispossession” of the Inventory Financing Facility Agreement with the following provisions.”;

“Inventory Pledge Agreements With Dispossession” means, in respect of each Borrower, the inventory pledge agreement with dispossession (acte de gage avec dépossession) entered into on 13 June 2017 between such Borrower and the Finance Parties and, In respect of Constellium Issoire, the inventory pledge agreement with dispossession (acte de gage avec dépossession) entered into on 20 March 2018 between Constellium Issoire and the Finance Parties, and “Inventory Pledge Agreement With Dispossession” means any of them.”;

iv.	replace the definition of “Inventory Pledge Agreement Without Dispossession” of the Inventory Financing Facility Agreement with the following provisions.”;

“Inventory Pledge Agreement Without Dispossession” means, in respect of each Borrower, the inventory pledge agreement without dispossession (acte de gage sans dépossession) entered into on 13 June 2017 between such Borrower and the Finance Parties”;

v.	replace the definition of “Inventory Value (With Dispossession)” of the Inventory Financing Facility Agreement with the following provisions:

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“Inventory Value (With Dispossession)” means, on any date, in respect of any Borrower, the book value as at such date of any Eligible Inventory of such Borrower pledged under any Inventory Pledge Agreement With Dispossession entered into by such Borrower, as set out in the accounting systems of the Borrower and determined according to the same methodology as the one used by the relevant Borrower in its accounting as at the Signing Date.”;

vi.	replace the definition of “Ordered Products” of the inventory Financing Facility Agreement with the following provisions:

“Ordered Products” means slabs and billets, semi-finished goods and finished goods which have been irrevocably ordered by or are subject to a binding forecast from a client of a Borrower.”;

vii.	replace the definition of “Product Net Orderly Liquidation Percentage” of the Inventory Financing Facility Agreement with the following provisions:

“Product Net Orderly Liquidation Percentage” means, in respect of each Borrower, the percentage per type of products (raw material, slabs and billets, semi-finished goods and finished goods) on a non-conversion basis notified by the Independent Appraiser to the Agent and such Borrower half-yearly in accordance with Clause 5.7.1.”;

viii.	replace the definition of “Security Documents” of the Inventory Financing Facility Agreement with the following provisions:

“Security Documents” means, in respect of each Borrower, (i) each Inventory Pledge Agreement With Dispossession entered into by such Borrower and (ii) the Inventory Pledge Agreement Without Dispossession entered into by such Borrower.”;

ix.	replace the definition of “Warehouse” of the Inventory Financing Facility Agreement with the following provisions:

“Warehouse” shall, in relation to any Borrower, have the meaning given to that term in each Inventory Pledge Agreement With Dispossession or the Inventory Pledge Agreement Without Dispossession, as applicable, entered into by such Borrower.”;

x.	replace clause 4.2.3 of the Inventory Financing Facility Agreement with the following provisions:

“prior to the date of the Utilisation Request, each Escrow Agent Certificate and the Escrow Agent Statement in respect of the relevant Borrower which are due to be provided to the Agent by the most recent date prior to the date of the Utilisation Request in accordance with Clause 5.5.2 have been so provided.”;

xi.	replace clause 5.5.2(a) of the Inventory Financing Facility Agreement with the following provisions:

“In any event, at the latest on the last Business Day of each calendar month with (i) Escrow Agent Certificate(s) countersigned by the relevant Borrower and setting out, inter alia, the applicable Inventory Value (With Dispossession) and (ii) statements as to positions of inventory (registre des positions de stocks) issued by the relevant Borrower during such calendar month setting out the position of the inventory pledged under any Inventory Pledge Agreement Without Dispossession entered into by such Borrower; and”

xii.	replace clause 5.5.3 of the inventory Financing Facility Agreement with the following provisions:

“The Borrowers shall permit the Escrow Agent to have access to the Warehouses in accordance with the terms of any Inventory Pledge Agreement With Dispossession and the Inventory Pledge Agreement Without Dispossession entered into by such Borrower.”;

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xiii.	replace clause 5.7.3 of the Inventory Financing Facility Agreement with the following provisions:

“On each date on which an Utilisation Request is delivered by a Borrower to the Agent, the Recalculated Net Orderly Liquidation Percentage applicable to the Loan to be made to such Borrower on the Utilisation Date of that Loan will be determined on the basis of the weighted average of the last Product Net Orderly Liquidation Percentages applicable to such Borrower, taking into account the repartition of the Pledged Inventory which is Eligible Inventory of such Borrower per type of products (raw material, slabs and billets, semi-finished goods and finished goods) as set out in the last available Escrow Agent Reports relating to such Borrower.”;

xiv.	replace clause 18.1.2 of the Inventory Financing Facility Agreement with the following provisions:

“Powers, authorisations and consents: (i) it has full power end authority to enter into the Finance Documents to which it is a party, (ii) with respect to each Borrower only, it has full power and authority to own its assets pledged under either any Inventory Pledge Agreement With Dispossession or the Inventory Pledge Agreement Without Dispossession to which it is a party and (iii) and no governmental or regulatory consent is required in order for it to enter into the Finance Documents to which it is a party and it has taken all action necessary to authorise, and it maintains and complies with the term of any Authorisation required to enable, the execution and performance by it of the Finance Documents to which it is a party:”;

xv.	replace clause 19.5.2(e) of the Inventory Financing Facility Agreement with the following provisions:

“promptly, upon request of the Agent, any agreement entered into between any Borrower and its suppliers to the extent that (i) the purpose of the relevant agreement is for a Borrower to acquire goods which are to be pledged under any Inventory Pledge Agreement With Dispossession or the Inventory Pledge Agreement Without Dispossession to which such Borrower is a party and (ii) the purchase price of such goods provided in the relevant agreement is equal or above EUR 2,000,000.”;

xvi.	replace clause 19.10 of the Inventory Financing Facility Agreement with the following provisions:

“Warehouse: it shall remit to the Escrow Agent in the Warehouses goods intended to be pledged under any Inventory Pledge Agreement With Dispossession entered into by it and it shall not remit to the Escrow Agent any goods belonging to third parties;”;

xvii.

as provided for in clause 5.7.2 of the Inventory Financing Facility Agreement, agree to the modification by the Independent Appraiser of its methodology for the determination of the Product Net Orderly Liquidation Percentages and the Independent Appraiser Net Orderly Liquidation Percentage, as described in Annex 1 hereto; and

xviii.

agree to the signature by the Agent on behalf of the Finance Parties of a letter substantially in the form set out in Annex 2 hereto, under which, inter alia, the Finance Parties would agree to release partially the pledge granted under the Initial Constellium Issoire Pledge Agreement Without Dispossession in respect of the inventory located in the New With Dispossession Warehouses, so this inventory can now be pledged to the Finance Parties with dispossession.

This Amendment shall not constitute a novation of the Inventory Financing Facility Agreement.

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The Parent Company hereby confirms that the Guarantee created under clause 17 of the Inventory Financing Facility Agreement will:

a)	continue in full force and effect; and

b)	extend to the payment obligations of the Borrowers under the Finance Documents as amended under this Amendment.

Each Borrower hereby confirms that any security interest created under any Security Document to which it is a party will:

a)	continue in full force and effect; and

b)	extend to its obligations and liabilities under the Finance Documents as amended under this Amendment.

This Amendment is made in eight original copies.

The provisions of this Amendment shall be construed in accordance with and shall be governed by French law. All disputes arising out of or in connection with this Amendment and in particular with its validity, interpretation, performance or non-performance, shall be exclusively referred to the competent courts in the jurisdiction of the Paris Court of Appeal.

We would be grateful if you could confirm your agreement with the above by countersigning the enclosed copies of this letter and by returning us three original signed copies of this letter.

Yours faithfully,

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The Borrowers

CONSTELLIUM ISSOIRE

By:	/s/ Christel Sahyoun
Name: Christel Sahyoun

CONSTELLIUM NEUF BRISACH

By:	/s/ Christel Sahyoun
Name: Christel Sahyoun

The Parent Company

CONSTELLIUM HOLDCO II B.V.

By:	/s/ Christel Sahyoun
Name: Christel Sahyoun

/s/ Mark Kirkland Mark Kirkland Director B	/s/ D. Borgers D. Borgers Director A

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The Agent FACTOFRANCE

By:	/s/ Christine Vadon
Name:	Christine Vadon

The Original Lenders

FACTOFRANCE

By:	/s/ Christine Vadon
Name:	Christine Vadon

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CREDIT SUISSE INTERNATIONAL

By:	/s/ Brian Fitzgerald
Name: Brian Fitzgerald Authorised Signatory

By:	/s/ Garrett Lynskey
Name: Garrett Lynskey Authorised Signatory

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BNP PARIBAS

By:	/s/ Alexis Flamant
Name:	Alexis Flamant

By:	/s/ B. Chiffert
Name:	B. Chiffert

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DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Mark Dixon
Name:	Mark Dixon

By:	/s/ Ray Dukes
Name:	Ray Dukes Vice President

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Annex 1 – Methodology of the Independent Appraiser

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The change in methodology is a slight tweak upwards in the values attributed to the slab. We have continued to value the slab on the basis of the metal component only (the added value has not been factored into the valuation) however we have increased the realisation of the metal component as a result of market evidence provided by Constellium.

They are able to sell their slabs as is, without further processing. The market for the slabs is larger than we had previously realised, and therefore we felt able to increase the percentage recoveries on these products.

The other change with slabs is in the formatting of the report; they are no longer grouped within the standard work-in-progress category, and have been split out to better reflect the higher recoveries forecast on slab when compared to other WIP products.

J. Borall

22/03/2018

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Annex 2 – Form of partial release letter

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From:	FACTOFRANCE

Tower D2, 17 bis Place des Reflets, 92988 Paris la Defense Cedex, France

In the capacity of agent acting in the name and on behalf of the Beneficiaries

(the “Agent”)

To:	CONSTELLIUM ISSOIRE

Rue Yves Lamourdedieu ZI les Listes, 83500 Issoire, France

RCS Clermont-Ferrand 672 014 081

(the “Consultant”)

Paris, on March 29, 2018

Madams and Sirs,

Reference is made to the pledge agreement of movable property without dispossession entered into on June 13, 2017 between the Settlor, the Agent and the Initial Beneficiaries (as that term is defined in the said pledge agreement) represented by the Agent (the “Beneficiaries”) (the “Pledge Agreement Without Dispossession”).

Terms beginning with a capital letter and not otherwise defined in this letter have the same meaning as the one which is assigned to them in the Pledge Agreement Without Dispossession.

Reference is also made to the contract for pledge of movable property with dispossession concluded on June 13, 2017 between the Settlor, the Agent and the Beneficiaries (the “Pledge Agreement With Dispossession”).

Since entering into the Pledge Agreement Without Dispossession and the Pledge Agreement With Dispossession, the Settlor has made changes to some of its stores in which pledge assets were located under the Pledge Agreement Without Dispossession. Due to these changes, the inventory items located in these stores cannot henceforth be subject to a pledge under the Pledge Agreement Without Dispossession but be pledged with dispossession to the benefit of the Beneficiaries.

Consequently, in order to allow the conclusion, today, by the Settlor, the Agent and the Beneficiaries, of a pledge agreement of movable property with dispossession relating to the inventory items located in the above-mentioned stores, the Beneficiaries, represented by the Agent, hereby agree that as of the date hereof:

(a)	to release the collateral provided under the Pledge Agreement Without Dispossession on the Settlor’s inventory located in the Settlor’s stores A (ATO Shipping Area) and B (Parc Eclatement Area);

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(b)	that said inventories will no longer be the subject of the pledge given to the Beneficiaries under the Pledge Agreement Without Dispossession; and

(c)	that the definition of “Inventories” in Article 1.1 of the Pledge Agreement Without Dispossession will be replaced by the following definition:

“Inventories” means, at any time, all the inventories of tons of raw materials, work in process and finished products, composed of aluminum alloys and other additive metals in all their forms, belonging to the Settlor, which are not the subject of a pledge under the Pledge with Dispossession or under the pledge agreement with dispossession in the English language (Inventory Pledge Agreement With Dispossession) entered into on March 29, 2018 between the Parties (the Settlor’s inventories subject to such pledges being the Settlor’s inventories stored in the automatic warehouse MM101 and in stores A (ATO Shipping Area) and B (Parc Eclatement Area), located at Constellium Issoire, rue Lamourdedieu, 63500 Issoire, the Multilog warehouses located in Issoire and Clermont-Ferrand and the All warehouses located in Le Havre).”

without in any way jeopardizing the collateral provided under the Pledge Agreement Without Dispossession with respect to the other components of the Settlor’s inventory.

This letter does not constitute a renewal of the parties’ obligations under the Pledge Agreement Without Dispossession.

This letter is subject to, and will be interpreted in accordance with, French law.

Any dispute or other proceeding concerning this letter, or any other documents or acts relating thereto, shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris.

The Beneficiaries

Represented by Factofrance as Agent

By:

Factofrance

As Agent

By:

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We acknowledge receipt of this letter and endorse its terms

Constellium Issoire

As Settlor

By:

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